EXHIBIT 99


          For additional information, please contact:  Mr. C. R. Ofner or
                                                       Mr.Tim W. Nagle

                                                       (713) 496-5000


               April  21, 1994,  Houston,  Texas ........  Reading &  Bates

          Corporation  (RB-NYSE) reported a net  loss of $1.5 million ($.05 per share after  preferred stock dividends  of $1.2 million)  for the  quarter ended March 31, 1994 compared  to a net loss of $2.2 million  ($.04 per share) for  the quarter ended  March 31, 1993.

          Operating income was  $2.4 million on  revenues of $42.4  million for the first quarter of 1994 compared to operating income of $.6 million on revenues  of $35.9  million for the  first quarter  of

          1993.   The  increase in  operating income  was primarily  due to

          higher utilization of the semisubmersible fleet, 66% in the first quarter of 1994  compared to  54% in the  first quarter of  1993.

          Overall  fleet utilization was 77%  in the first  quarter of 1994 compared to 71% in the first quarter of 1993.

               The   Company's  Chairman,  President  and  Chief  Executive

          Officer, Paul B. Loyd,  Jr. characterized the current environment for the company's  services as somewhat  mixed, with strength  in some of the markets that the company participates in, such as the overall tender market  and the far  east semisubmersible  market,

          and weakness in others, such as the jackup market in West Africa.

          However, Mr.  Loyd  indicated  that he  believes  the  long  term outlook for the company remains favorable  and that the company's quality fleet along  with its reputation  for safety and  quality operations  leaves it  poised to  benefit substantially  when the drilling market comes into better overall balance.  Mr. Loyd also emphasized that  the company is currently working  on several new business projects related  to floating production  that have  the

          potential   to  improve  our   longer  term   financial  results,

          independent of the company's drilling fleet's results.

               Reading & Bates is a New York Stock Exchange listed company,

          engaging in offshore drilling  throughout the world.   Its wholly

          owned  subsidiary,  Reading  & Bates  Development  Co.,  provides technical, construction  and project  management services to  the upstream offshore oil and gas industry worldwide.

                           (financial highlights to follow)




                       READING & BATES CORPORATION
                            AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF OPERATIONS
                 (in thousands except per share amounts)

                                                     THREE MONTHS ENDED
                                                          MARCH 31,
  ----------------------------------------------------------------------
                                                      1994        1993
  ----------------------------------------------------------------------
                                                         (unaudited)

  OPERATING REVENUES                                $ 42,357    $ 35,939
  -----------------------------------------------------------------------
  COSTS AND EXPENSES:
    Operating expenses                                28,625      24,712
    Depreciation and amortization                      6,920       6,621
    General and administrative                         4,415       4,010
  -----------------------------------------------------------------------
                                                      39,960      35,343
  -----------------------------------------------------------------------
  OPERATING INCOME                                     2,397         596
  -----------------------------------------------------------------------
  OTHER INCOME (EXPENSE):
    Interest expense                                  (3,113)     (3,481)
    Interest income                                      751         357
    Equity in losses
      of unconsolidated investees                       (134)         (1)
    Other, net                                          (258)       (422)
  -----------------------------------------------------------------------
                                                      (2,754)     (3,547)
  -----------------------------------------------------------------------
  LOSS FROM OPERATIONS BEFORE INCOME
    TAX EXPENSE AND MINORITY INTEREST                   (357)     (2,951)

  INCOME TAX EXPENSE                                     908       1,283

  MINORITY INTEREST INCOME (EXPENSE)                    (226)      2,046
  -----------------------------------------------------------------------
  NET LOSS                                            (1,491)     (2,188)
  DIVIDEND ON PREFERRED STOCK                          1,215           -
  -----------------------------------------------------------------------
  NET LOSS APPLICABLE TO COMMON STOCKHOLDERS        $ (2,706)   $ (2,188)
  =======================================================================
  NET LOSS PER COMMON SHARE                           $ (.05)     $ (.04)
  =======================================================================




                     READING & BATES CORPORATION
                          AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET
                           (in thousands)
                             (unaudited)


  ---------------------------------------------------------------------
                                                  3/31/94    12/31/93
  ---------------------------------------------------------------------
  ASSETS:
    Cash and cash equivalents                   $  75,401   $  80,385
    Other current assets                           48,629      53,967
    Net property and equipment                    472,215     474,662
    Investments and advances                          304         212
    Other assets                                    4,724       3,248
  ---------------------------------------------------------------------
  TOTAL ASSETS                                  $ 601,273   $ 612,474
  =====================================================================


  LIABILITIES AND STOCKHOLDERS' EQUITY:
    Current liabilities                         $  51,975   $  56,622
    Long-term obligations                          91,595      96,562
    Other noncurrent liabilities                   72,899      71,240
    Minority interest                              67,781      68,507
    Stockholders' equity                          317,023     319,543
  ---------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 601,273   $ 612,474
  =====================================================================